Exhibit 10.13

AMENDMENT NO. 1

TO

SECURED CONVERTIBLE MULTI-DRAW

TERM LOAN FACILITY AGREEMENT

This Amendment No. 1 to the Secured Convertible Multi-Draw Term Loan Facility Agreement, dated as of the 11th day of January, 2008, by and between BioLife Solutions, Inc.,  and Thomas Girschweiler and Walter Villiger (the “Agreement”), is entered into as of the 20th day of October, 2008. Any capitalized term not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

Section 1 of the Agreement is hereby amended to read as follows:

“1.

The Facility.

(a)

Commitment to Extend Facility.

Each Investor hereby agrees to make available to the Company (“Advances”), from time to time during the period commencing with the date hereof through the Maturity Date, for working capital purposes, the principal sum of $4,500,000, consisting of:

(i)

A refinancing of the Investor’s Notes and accrued interest thereon in the aggregate amount of $1,431,563.30;

(ii)

$300,000 being advanced concurrently with the execution and delivery of this Agreement; and

(iii)

Additional advances of up to an aggregate of $2,768,436.70 (each an “Additional Advance”) in accordance with Section 3 hereof.”

Section 2 of the Agreement is hereby amended to read as follows:

“2.

Closing.

Concurrently with the execution and delivery of this Agreement (a) the Company is issuing to each Investor a Multi-Draw Term Loan Note, registered in the name of the Investor, in the principal amount of $4,500,000, (b) each Investor is delivering to the Company the Investor’s Notes, and by wire transfer the amount set forth in Section 1(a)(ii) above, and (c) the parties are executing and delivering a Security Agreement in the form attached hereto as Exhibit B.”

Section 5.3(a) of the Agreement is hereby amended to read as follows:

“5.3

Termination of Restrictions; Removal of Legend.

(a)

The Regulation S Restrictive Legend may be removed (and the restrictions on the transferability of the Multi-Draw Term Loan Note and New Equity Securities shall terminate) when (i) the sale of the Multi-Draw Term Loan Note and New Equity Securities, as the case may be, have been registered under the Act and sold by the holder thereof in accordance with such registration, (ii) a written opinion to the effect that such restrictions are no longer required or necessary under any federal or state securities law or regulation has been received from counsel for the holder thereof (provided that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Company) or counsel for the Company, (iii) the Multi-Draw Term Loan Note and New Equity Securities, as the case may be, have been sold without registration under the Act in compliance with Rule 144 or Rule 144A promulgated under the Act, (iv) the Company is reasonably satisfied that the holder of the Multi-Draw Term Loan Note and New Equity Securities, as the case may be, shall be entitled to sell the Multi-Draw Term Loan Note and New Equity Securities in accordance with the terms of Rule 144 or of Rule 144A promulgated under the Act, or (v) a letter or an order has been issued to the holder thereof by the staff of the Securities and Exchange Commission (the "Commission") stating that no enforcement action shall be recommended by such staff or taken by the Commission if the Note Multi-Draw Term Loan or New Equity Securities, as the case may be, are transferred in the United States or to a U.S. Person without registration under the Act in accordance with the conditions set forth in such letter or order and such letter or order specifies that no subsequent restrictions on transfer are required.”

Except as amended hereby, all of the provisions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Agreement as of the day and year first above written.

BioLife Solutions, Inc.

By:	/s/Mike Rice
Mike Rice, President & CEO

/s/Thomas Girschweiler
Thomas Girschweiler

/s/Walter Villiger
Walter Villiger

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